UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

FIRST ACCEPTANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12117	75-1328153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3813 Green Hills Village Drive Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 14, 2013, the Company held its 2013 Annual Meeting of Stockholders in Nashville, Tennessee. At the 2013 Annual Meeting, stockholders were asked to vote on three proposals: the election of the seven director nominees named in the proxy statement; an advisory vote on executive compensation; and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013. The voting results at the 2013 Annual Meeting were as follows:

Proposal No. 1:	The following seven director nominees were elected to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Name	For	Against	Withheld	Broker Non-Votes
Rhodes R. Bobbitt	32,824,659	—	259,079	6,039,104
Harvey B. Cash	32,407,104	—	676,634	6,039,104
Donald J. Edwards	32,828,946	—	254,792	6,039,104
Jeremy B. Ford	32,828,727	—	255,011	6,039,104
Tom C. Nichols	32,410,157	—	673,581	6,039,104
Lyndon L. Olson, Jr.	32,408,907	—	674,831	6,039,104
William A. Shipp, Jr.	32,406,239	—	677,499	6,039,104

Proposal No. 2:	The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
30,958,947	2,090,829	33,962	6,039,104

Proposal No. 3:	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013 was ratified.

For	Against	Abstain	Broker Non-Votes
39,113,203	7,591	2,048	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Acceptance Corporation,
a Delaware corporation

Date: May 17, 2013	By:	/s/ MICHAEL J. BODAYLE
	Name:	Michael J. Bodayle
	Title:	Acting Chief Financial Officer

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